                  ------------------------------------------

                            KATZ MEDIA CORPORATION,

                                   as Issuer

                          KATZ COMMUNICATIONS, INC.,
                           BANNER RADIO SALES, INC.,
                          CHRISTAL RADIO SALES, INC.,
                          EASTMAN RADIO SALES, INC.,
                           CABLE MEDIA CORPORATION,
                                 SELTEL, INC.,
                           CABLE READY CORPORATION,
                           THE CABLE COMPANY, INC.,
                         THE NATIONAL PAYROLL COMPANY,
                          KATZ INTERNATIONAL LIMITED,
                    INTERNATIONAL MEDIA SALES LIMITED, and
                       INDEPENDENT RADIO SALES LIMITED,

                                as Guarantors,

                                      and

                          FIRST UNION NATIONAL BANK,

                                  as Trustee

                                  ----------

                         SUPPLEMENTAL INDENTURE NO. 4


                         Dated as of December 19, 1996

                                  ----------

                                 $100,000,000

                  12 3/4% Senior Subordinated Notes due 2002

                  ------------------------------------------

                  SUPPLEMENTAL INDENTURE NO. 4, dated as of December 19, 1996 (the "Supplement") to the Indenture, dated as of November 15, 1992, among KATZ MEDIA CORPORATION (formerly The Katz Corporation), a Delaware corporation, as Issuer (the "Company"), the Guarantors listed on Schedule I hereto (each individually a "Guarantor," and collectively the "Guarantors") and FIRST UNION NATIONAL BANK (formerly, First Fidelity Bank, National Association, New Jersey), as Trustee (the "Trustee"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture (as defined herein).


                                   RECITALS

                  WHEREAS, the Company, each of the Guarantors and the Trustee entered into an Indenture, dated as of November 15, 1992 as amended by Supplemental Indenture No. 1 dated May 19, 1994, Supplemental Indenture No. 2 dated August 12, 1994 and Supplemental Indenture No. 3 dated December 13, 1996 (as amended, the "Indenture"), pursuant to which the Company issued $100,000,000 aggregate principal amount of its 12 3/4% Senior Subordinated Notes due 2002 (the "Notes");

                  WHEREAS, Section 5.01 of the Indenture provides that the Company may merge with or into another entity upon the satisfaction of certain conditions;

                  WHEREAS, the Company intends to merge (the "Merger") with and into Katz Capital Corporation, the direct parent of the Company ("KCC"), with KCC being the surviving corporation of the Merger, and the surviving corporation being named Katz Media Corporation ("KMC");

                  WHEREAS, simultaneously with the Merger, KMC is entering into this Supplemental Indenture;

                  WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws of the Company and of the Trustee necessary to make this Supplement a valid instrument legally binding on KMC, each of the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed; and

                  WHEREAS, all conditions precedent to supplement the Indenture have been met.

                  NOW, THEREFORE, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes, to the foregoing.

                                   ARTICLE 1

                                  ASSUMPTIONS

Section 1.01. Assumption. KMC hereby expressly assumes, by this Supplemental Indenture No. 4, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture to be performed or observed on the part of the Company.

                                   ARTICLE 2

                                 MISCELLANEOUS

         Section 2.01. Effect of this Supplemental Indenture No. 4. This Supplement is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms.

         Section 2.02. Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplement. This Supplement is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee assumes no responsibility for the recitals contained herein, which shall be taken as statements of KMC, and makes no representation as to the validity or sufficiency of this Supplement.

         Section 2.03. Governing Law. The laws of the State of New York shall govern this Supplement without regard to principles of conflicts of law.

         Section 2.04. Counterparts. The parties may sign any number of copies of this Supplement. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

         Section 2.05. Severability. In case one or more of the provisions in this Supplement shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, illegality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 2.06. Effective Date of this Supplemental Indenture No. 4. This Supplement shall be effective as of the date set forth above upon execution by KMC, the Guarantors and the Trustee.

                                  SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, all as of the date first written above.

                               KATZ MEDIA CORPORATION,
                                 as surviving entity of
                                 the Merger


                               By: /s/ Richard E. Vendig
                                  -------------------------------------------
                                   Name:  Richard E. Vendig
                                   Title: Chief Financial and Administrative
                                          Officer and Treasurer

                               KATZ COMMUNICATIONS, INC.,
                                 as Guarantor
                               BANNER RADIO SALES, INC.,
                                 as Guarantor
                               CHRISTAL RADIO SALES, INC.,
                                 as Guarantor
                               EASTMAN RADIO SALES, INC.,
                                 as Guarantor
                               CABLE MEDIA CORPORATION,
                                 as Guarantor
                               SELTEL, INC.,
                                 as Guarantor
                               CABLE READY CORPORATION,
                                 as Guarantor
                               THE CABLE COMPANY, INC.,
                                 as Guarantor
                               THE NATIONAL PAYROLL COMPANY,
                                 as Guarantor
                               KATZ INTERNATIONAL LIMITED,
                                 as Guarantor
                               INTERNATIONAL MEDIA SALES LIMITED,
                                 as Guarantor
                               INDEPENDENT RADIO SALES LIMITED,
                                 as Guarantor

                               By: /s/ Richard E. Vendig
                                  -------------------------------------------
                                   Name:  Richard E. Vendig
                                   Title: Chief Financial and Administrative
                                          Officer and Treasurer

                               FIRST UNION NATIONAL BANK,
                                 as Trustee

                               By: /s/ Rick Barnes
                                  -------------------------------------------
                                   Name:  Rick Barnes
                                   Title: Assistant Vice President

                                  SCHEDULE I

KATZ COMMUNICATIONS, INC.
BANNER RADIO SALES, INC.
CHRISTAL RADIO SALES, INC.
EASTMAN RADIO SALES, INC.
CABLE MEDIA CORPORATION
SELTEL, INC.
CABLE READY CORPORATION
THE CABLE COMPANY, INC.
THE NATIONAL PAYROLL COMPANY
KATZ INTERNATIONAL LIMITED
INTERNATIONAL MEDIA SALES LIMITED
INDEPENDENT RADIO SALES LIMITED